Exhibit 99.1

Execution Version

June 7, 2024

SoundHound AI, Inc.

5400 Betsy Ross Drive

Santa Clara, CA 95054

Attention: Nitesh Sharan

Phone: (408) 718-4208

Email: nsharan@soundhound.com

Re: Senior Secured Term Loan Credit Agreement dated April 14, 2023 (as amended from time to time, the “Credit Agreement”) among SOUNDHOUND AI, INC., a Delaware corporation (“Borrower”), and ACP POST OAK CREDIT II LLC, as Administrative Agent for the Lenders and as Collateral Agent for the Secured Parties (in such capacities, “Agent”). Capitalized terms used and not defined in this letter have the meanings given them in the Credit Agreement.

Ladies and Gentlemen:

Borrower hereby notifies Agent that Borrower intends to terminate the Credit Agreement and repay all outstanding indebtedness and other obligations owing under the Credit Agreement (including, for the avoidance of doubt, all accrued and unpaid legal fees and expenses) in full on or before June 7, 2024 (the “Outside Date”). Borrower has requested that Agent provide this letter setting forth the conditions upon which Agent will release its security interest in the Collateral (the “Release Conditions”, and the date on which the Release Conditions have been satisfied, the “Payoff Date”).

The aggregate outstanding principal balance of the Loans under the Credit Agreement as of the date hereof is $100,000,000.00 (the “Payoff Principal Amount”).

The Release Conditions are as follows, each of which shall have occurred on or prior to the Outside Date:

1.	Agent shall have received for the ratable benefit of each Lender, (x) the Payoff Principal Amount and (y) a prepayment premium in the amount of $5,000,000.00.

2.	Agent (or the third party payee with respect to legal fees and expenses and other third party expenses) shall have received (x) all accrued and unpaid legal fees and expenses and other third party expenses that have been invoiced to the Borrower, with a copy to the Agent, no later than the date that is the later of (a) four (4) Business Days prior to the Payoff Date proposed in the Prepayment Notice and (b) two (2) Business Days after delivery of the Prepayment Notice, and (y) any amounts required to be paid pursuant to Sections 5.01, 5.02, 5.03 or 13.03 of the Credit Agreement, in each case, through the Payoff Date (the aggregate amount equal to the Payoff Principal Amount and the other amounts set forth in these Release Conditions, the “Payoff Amount”). Agent shall disburse the Payoff Amount to the Lenders (or the third-party payee(s), as applicable, if such funds are received by the Agent) in accordance with the funds flow and wiring instructions separately agreed to in writing by the parties hereto.

3.	Agent shall have received an executed counterpart of this letter executed by Borrower, Agent and the Lenders.

Notwithstanding anything to the contrary contained herein, please be advised that the undersigned reserves the right to revise the Payoff Amount in the event that there has been a manifest error in compiling the Payoff Amount, including, without limitation, mathematical errors or ministerial clerical errors.

The Borrower shall notify (the “Prepayment Notice”) the Agent in writing by facsimile or other electronic transmission of the prepayment not later than 12:00 noon, New York City time, two (2) Business Days before the Payoff Date (or such shorter time period as to which the Agent shall agree). Such notice shall be irrevocable and shall specify the proposed Payoff Date. Promptly following receipt of any such notice, the Agent shall advise the Lenders of the contents thereof.

Upon satisfaction of the Release Conditions, (a) the Loans shall be paid in full and all other Obligations of Borrower under the Credit Agreement and the other Loan Documents will be satisfied in full, (b) the Credit Agreement and the other Loan Documents will be automatically terminated, and the Agent and each Secured Party will have no further obligations, duties or responsibilities in connection with the Credit Agreement or the other Loan Documents, (c) all the security interests, mortgages, liens, pledges, charges and other encumbrances in favor of Agent to secure the Borrower’s obligations under the Loan Documents will be automatically released with no further action on Agent’s part, (d) all guaranties supporting the Credit Agreement and the other Loan Documents will be automatically released with no further action on Agent’s part, (e) all of the other respective obligations of Borrower under the Credit Agreement and the other Loan Documents will be automatically released with no further action on Agent’s part, and (f) the Credit Agreement and the other Loan Documents will be automatically terminated, canceled and of no further force and effect. Notwithstanding the foregoing, Borrower will remain liable to Agent and the Secured Parties, and Agent will not be deemed to have released Borrower and/or any Guarantor with respect to, (1) claims that arise because Agent or any Secured Party is required by a court of competent jurisdiction or similar body to disgorge any amounts paid over to Agent or any Secured Party by, or on behalf of, Borrower, and (2) any and all indemnification and other provisions of the Credit Agreement, the other Loan Documents and this letter which by their express terms survive the payment of the Loans and the termination of the Lenders’ commitment to make Loans.

Upon satisfaction of the Release Conditions, Agent agrees to promptly deliver to the Borrower, in each case at the expense of Borrower, the following: (a) all certificates delivered to the Agent representing equity interests pledged by the Borrower or any of Borrower’s subsidiaries in favor of the Agent under the Credit Agreement, together with any related stock powers delivered to the Agent, (b) all chattel paper and other instruments or documents delivered to Agent pursuant to any of the Loan Documents, (c) Uniform Commercial Code releases and/or terminations and other terminations and intellectual property releases in form acceptable for recording, terminating all of the Agent’s liens and security interests in the Collateral, and (d) all other Collateral in the actual physical possession of Agent. Agent will, in each case at the expense of Borrower, promptly execute and deliver any other releases, terminations, certificates, instruments, notices, agreements and documents as the Borrower may reasonably request in order to evidence the termination of the liens and security interests granted pursuant to the Loan Documents and agrees to take such additional steps as may from time to time reasonably be requested by the Borrower to evidence the release of Collateral from any mortgages, Liens, pledges, assignments or security interests of the Agent (for the benefit of the Secured Parties) under any of the Security Documents. Upon satisfaction of the Release Conditions, Agent hereby authorizes Borrower, or any other party on behalf of Borrower, in each case at the expense of Borrower, to (i) record or cause to be recorded the UCC termination statements attached hereto as Exhibit A with the appropriate filing office(s), (ii) deliver to and file with the United States Patent and trademark Office the Patent, Trademark and Copyright Security Agreement terminations attached hereto as Exhibit B and (iii) send and deliver the Control Agreement terminations attached hereto as Exhibit C.

Upon satisfaction of the Release Conditions, any remaining Interest Escrow Account Funds and Insurance Premium Escrow Account Funds will be released by the Agent to the Borrower.

In consideration of the releases and terminations provided by the Agent, Borrower hereby fully and forever releases, withdraws, waives and discharges any and all claims, rights, demands, damages, causes of action, judgments or liabilities which Borrower has, had or may have ever had against the Agent, the Secured Parties and each of their respective affiliates, and all of the Agent’s, each Secured Party’s and each of their respective affiliates’ officers, directors, employees, agents, legal counsel, advisors and attorneys-in-fact from all damages, losses, claims and liabilities of any kind or character, known or unknown, present or future in any way arising out of or relating to the Loan Documents or the Obligations (including without limitation, all such damages, losses, claims and/or liabilities which arise out of contract, tort, violation of law or otherwise), to the extent that any such damages, losses, claim or liabilities shall be based in whole or in part upon facts, circumstances, actions or events existing on or prior to the Payoff Date.

The provisions of this letter shall terminate if the Release Conditions are not satisfied in accordance with the terms of this letter on or before the Outside Date.

Borrower hereby acknowledges its receipt of a copy of this letter and its review of the terms and conditions hereof and consents to the terms and conditions of this letter. As of the date of this letter, Borrower hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and each grant of security interests and liens in favor of the Agent or the Lenders, as the case may be, under each Loan Document, (b) affirms and confirms its guarantees, pledges, grants and other undertakings under the Credit Agreement and the other Loan Documents to which it is a party, (c) agrees that (i) each Loan Document to which it is a party shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable, and shall not be impaired or limited by the execution or effectiveness of this letter, and (ii) all guarantees, pledges, grants and other undertakings thereunder shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties, and (d) agrees that such ratification and reaffirmation is not a condition to the continued effectiveness of the Loan Documents, and agrees that neither such ratification and reaffirmation, nor the Agent’s nor any Lender’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from each party to the Credit Agreement or other Loan Documents with respect to any subsequent modifications, consent or waiver with respect to the Credit Agreement or other Loan Documents. The Credit Agreement and each other Loan Document is in all respects hereby ratified and confirmed.

The execution, delivery and effectiveness of this letter shall not (i) limit, impair, constitute an amendment, forbearance or waiver by, or otherwise affect any right, power or remedy of, the Agent or any Lender under the Credit Agreement or any other Loan Document or waive, affect or diminish any right of the Agent to demand strict compliance and performance therewith, (ii) constitute a waiver of, or forbearance with respect to, any Default or Event of Default, whether known or unknown or (iii) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or in any of the other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

The parties agree that this letter will constitute a Loan Document under the Credit Agreement. The provisions of Sections 13.07 (Severability) and 13.09 (GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS) of the Credit Agreement are hereby incorporated by reference and shall apply mutatis mutandis to this letter in all respects.

THIS LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF (OTHER THAN NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401 AND SECTION 5-1402).

This letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement. Delivery of an executed counterpart of a signature page to this letter by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart signature page.

[signature page follows]

Very truly yours,

ACP POST OAK CREDIT II LLC,
as the Agent and as a Lender

By:	/s/ Matthew E. Laterza
Name:	Matthew E. Laterza
Title:	Chief Operating Officer

[Signature Page to Payoff Letter]

BPI CREDIT 5, LLC,
as a Lender

By: BG-L II, L.L.C., its member
By: BG-L Holdings I, L.L.C., its member
By: The Baupost Group, L.L.C., its manager

By	/s/ Ryan Dow
Name:	Ryan Dow
Title:	Partner

[Signature Page to Payoff Letter]

Accepted and Agreed:

SOUNDHOUND AI, INC.,
a Delaware corporation

By	/s/ Nitesh Sharan
Name:	Nitesh Sharan
Title:	Chief Financial Officer

[Signature Page to Payoff Letter]